UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2022, NextPlay Technologies, Inc. (the “Company”), through its wholly owned subsidiary, NextBank International, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity (“NextBank”), entered into a Collaboration Agreement (the “Agreement”) with Alphabit Consulting Pte. Ltd. (“ABCC”), a leading Singapore-based cryptocurrency exchange operator. The Agreement sets forth the terms and conditions of a partnership between NextBank and ABCC pursuant to which, in the initial phase of the partnership, NextBank will provide bank accounts to the users of ABCC’s cryptocurrency exchange for the deposit of fiat currency and will offer prepaid cards to such users, subject to certain limitations, as more particularly discussed below.

The Agreement has a term of seven years, subject to earlier termination in accordance with the Agreement. Additionally, subject to certain limitations, for a period of three years from August 22, 2022, neither party may enter into any discussion or collaborate with any third party in relation to the provision of payment cards to users of the ABCC Exchange or other similar offerings in the Singapore Market without the consent of the other party.

Any revenues generated in accordance with the Agreement will be split between NextBank and ABCC in a 70%:30% ratio; provided, however, that in the event that NextBank partners with any other cryptocurrency exchange in the Singapore market in relation to the provision of payment cards to users of such other exchange, all revenue arising from such other partnership and received by NextBank shall be shared with ABCC as follows: (i) if the partner was sourced by ABCC and referred to NextBank by ABCC, then revenues will be split between NextBank and ABCC in a 80%/20% ratio, and (ii) if the partner was sourced directly by NextBank, then revenues will be split between NextBank and ABCC in a 90%/10% ratio. NextBank and ABCC shall enter into a separate written agreement setting forth the terms and revenue splitting ratio in the event that NextBank enters into a partnership with any other exchange.

Initial Phase

Pursuant to the Agreement, during the initial phase, ABCC customers who satisfy NextBank’s KYC requirements will have the ability to open a bank account with NextBank for the deposit of fiat currency. Once customers have opened an account with NextBank, they will be able to exchange cryptocurrencies they hold with the ABCC Exchange for fiat currencies held in their NextBank account (and vice versa). All of the customers’ cryptocurrency balances will be held in their accounts with ABCC, and all fiat currency balances will be held in their accounts with NextBank.

In addition, during the initial phase, ABCC shall purchase Porta, a closed loop stable coin developed by NextBank, from NextBank from time to time using fiat currency, which amounts shall be held in a separate reserve account by NextBank (the “ABCC Porta Reserve”). The value of the ABCC Porta Reserve shall at all times meet or exceed a minimum value, as shall be determined by mutual agreement of the parties (such minimum amount, the “Minimum Prepaid Card Reserve”). During the term of the Agreement, ABCC customers that have opened NextBank accounts will have the ability to apply for and obtain a prepaid card from NextBank. Approved customers will be provided with a NextBank Exchange Account at ABCC, to which they may send any Porta that they have purchased on the ABCC Exchange. Once the transfer has been completed, NextBank will transfer that amount of fiat currency equal to the amount of Porta sent by the relevant customer to such customer’s prepaid bank card. Once the fiat currency has been loaded to a customer’s prepaid bank card, they may use the card to make purchases, similar to a debit card.

Porta may not be transferred by ABCC or any of its customers to any person, address or wallet outside of ABCC, except as permitted by NextBank.

Second Phase

At such time, if ever, that ABCC and NextBank obtain necessary regulatory approvals, the Agreement provides that ABCC customers will also have the opportunity to apply for a payment card, under which approved customers will have the ability to borrow funds from NextBank up to a maximum amount, as determined based upon the value of the cryptocurrency balance (the “Staked Cryptocurrency”) held by the relevant customer in a separate, segregated account (a “Staking Account”) at ABCC. Any credit available under such a payment card will be secured by and limited by the value of the Staked Cryptocurrency held in a customer’s Staking Account, as calculated in accordance with the terms of the Agreement. In the event that the value of the amount borrowed under a payment card exceeds the Available Credit (as defined in the Agreement) due to a decrease in value of the Staked Cryptocurrency or for any other reason, the customer will have 24 hours to increase the amounts held in his or her Staking Account to cover the difference. In the event that a customer fails to do so, NextBank or ABCC, as applicable, will have the right to sell or otherwise liquidate part or all of the Staked Cryptocurrency to cover any difference.

Customers will be required to settle all credit extended under the payment cards within 30 days. In the event a customer fails to timely make any required payments, NextBank shall be entitled to charge interest on all outstanding amounts at the rate of 5% per annum, calculated on a daily basis until the outstanding balance is repaid in full.

Unless and until NextBank obtains all necessary regulatory approvals from the Commissioner of the Office of Financial Institutions of Puerto Rico or other relevant regulatory authority to be a custodian of cryptocurrency assets, the Staking Accounts shall be wholly controlled and operated by ABCC. If and when NextBank obtains such necessary regulatory approvals, the Staking Accounts shall be jointly controlled and operated by NextBank and ABCC.

No assurances can be provided that NextBank or ABCC will obtain the necessary regulatory approvals to proceed with the Second Phase of the Agreement. If such approvals are not obtained by both parties, then the Second Phase will not be implemented.

The foregoing description of the material terms of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Report, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 25, 2022, the Company issued a press release announcing execution of the Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Collaboration Agreement, dated August 22, 2022, by and between NextBank International, Inc. and Alphabit Consulting Pte. Ltd.
99.1	Press Release, dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: August 25, 2022	By:	/s/ Nithinan Boonyawattanapisut
Name: Nithinan Boonyawattanapisut Title: Co-Chief Executive Officer